LeMaitre Vascular Acquires Biomateriali, a Vascular Graft Manufacturer

BURLINGTON, Mass., Dec 21, 2007 /PRNewswire-FirstCall via COMTEX News Network/ -- LeMaitre Vascular, Inc. (Nasdaq: LMAT), a provider of peripheral vascular devices and implants, yesterday acquired Biomateriali S.r.l., a privately held Italian vascular graft manufacturer, for euro 1.8 million in cash, the assumption of euro 0.8 million in intercompany liabilities, and contingent liabilities of euro 1.0 - euro 1.5 million. The acquisition was structured as a stock purchase.

Key attributes of Biomateriali:

-- Biomateriali designs, manufactures, and markets straight and bifurcated polyester arterial prostheses. Polyester vascular grafts are used in a variety of arterial replacement and repair surgeries, predominantly open abdominal aortic aneurysm ("AAA") repair. Biomateriali has been manufacturing these prostheses under the "Albograft" brand for over 10 years.

-- Biomateriali's net revenues were approximately euro 2.1 million in the last twelve months. Depending upon the amount of contingent liabilities eventually paid, the acquisition was executed at a 1.7x - 2.0x multiple of LTM revenues.

-- Biomateriali's Albograft implants are CE-marked and distributed exclusively by Edwards Lifesciences throughout Europe and in select international markets. Biomateriali also supplies straight polyester conduit grafts for cardiovascular surgery on an OEM basis to the Sorin Group.

-- Biomateriali has 30 employees in a 15,000 square foot manufacturing facility in Brindisi, Italy.

"The polyester vascular graft market continues to represent one of the larger markets in vascular surgery," said David B. Roberts, President of LeMaitre Vascular. "LeMaitre Vascular can now offer implants for both endovascular and open aortic repair."

"Biomateriali's high quality vascular grafts fit well in our product range and will leverage our growing European sales force," said George W. LeMaitre, Chairman and CEO of LeMaitre Vascular. "We recently announced plans to sell our products directly to Italian hospitals starting in January, 2008. The Biomateriali acquisition should complement this direct-in-Italy initiative."

The Company does not expect to record Biomateriali revenue for the balance of 2007. It is expected that this acquisition will be dilutive in 2008. The Biomateriali acquisition does not change the Company's previous 2007 revenue guidance of $40.5 million to $41.3 million. The Company will issue its financial guidance for 2008 at its next earning call.

LeMaitre Vascular will be hosting a conference call to discuss the Biomateriali acquisition at 8:30am EST, Friday, December 21, 2007. The dial-in number is (866) 314-5232 (+1-617-213-8052 for international callers), using passcode 80933846. A replay of the call will be available for 30 days thereafter at http://www.lemaitre.com/investor.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company's business that are not historical facts may be "forward-looking statements" that involve risks and uncertainties. Specifically, statements regarding the Company's financial guidance and its operational objectives, the polyester graft market opportunity, and the Company's ability to integrate the acquired operations and products into its business, are forward-looking statements involving risks and uncertainties. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results predicted include, but are not limited to, the Company's ability to realize the anticipated benefits of its acquisitions; risks related to product demand and market acceptance of the Company's products; the possibility that existing distribution relationships of an acquired company may not remain in place and, if so, adequate replacement distribution arrangements may not be entered in a timely manner or at all; the significant competition the Company faces from other companies, technologies, and alternative medical procedures, including newer endovascular technologies; the Company's ability to expand its product offerings through internal development or acquisition; disruption at any of the Company's manufacturing facilities; the Company's lack of experience with and general uncertainty related to seeking regulatory approvals for its products; potential claims of third parties that the Company's products infringe their intellectual property rights; and the risks and uncertainties described under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC and available on its investor relations website at http://www.lemaitre.com and on the SEC's website at http://www.sec.gov, and in subsequent SEC filings. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

SOURCE LeMaitre Vascular, Inc.

http://www.lemaitre.com/